EXHIBIT INDEX

4.4      Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 272170
         12/02).

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.      Consent of Independent Auditors.

14. American Centurion Life Assurance Company Power of Attorney to sign Amendments to this Registration Statement dated April 17, 2003.